                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44532
                              Zero Coupon Convertible Senior Debentures due 2020
                                                           CUSIP No. 629568 AC 0


                             NABORS INDUSTRIES, INC.

                 PROSPECTUS SUPPLEMENT NO. 8 DATED JULY 25, 2001
                      TO PROSPECTUS DATED SEPTEMBER 6, 2000

         The selling securityholders table on pages 7 and 8 of the prospectus, as previously supplemented, is further amended by this supplement no. 8 to add the following entities as selling securityholders and to list the amounts of the securities beneficially owned and being offered for sale by such securityholders:

                                                                           ZERO COUPON CONVERTIBLE DEBENTURES
                                                                                    DUE 2020
                                                                          -------------------------------------
SELLING SECURITYHOLDER                                                    AMOUNT                  AMOUNT OFFERED
----------------------                                                    BENEFICIALLY OWNED      FOR SALE
                                                                          ------------------      ---------------
Goldman Sachs and Company 1                                               $ 1,500,000             $ 1,500,000
UBKAM Arbitrage Fund                                                      $ 1,500,000             $ 1,500,000




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1     The amounts previously listed for this selling securityholder have been sold. These amounts represent additional securities. This entity and/or affiliates have provided, and may in the future provide, investment banking services to us, including acting as lead underwriter and/or co-manager with respect to offerings of debt and equity securities.